Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock, par value of US$0.0001 per share, of TuSimple Holdings Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 15, 2022.

Gray Jade Holding Limited	By:	/s/ Mo Chen
	Name:	Mo Chen
	Title:	Director

Mo Star LLC	By:	/s/ Mo Chen
	Name:	Mo Chen
	Title:	Director

THC International Limited	By:	/s/ Mo Chen
	Name:	Mo Chen
	Title:	Director

Brown Jade Holding Limited	By:	/s/ Mo Chen
	Name:	Mo Chen
	Title:	Director

Mo Chen		/s/ Mo Chen

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